UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2013

CYTORI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California 92121
(Address of principal executive offices, with zip code)

(858) 458-0900
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)  On October 7, 2013, pursuant to the recommendation of our Governance and Nominating Committee, our Board of Directors appointed Gary A. Lyons to serve as an independent member on our Board of Directors.

In connection with his services as a director, Mr. Lyons will be entitled to the customary compensatory arrangements for our outside directors.  In addition, on October 7, 2013, Mr. Lyons was granted an option to purchase twenty-one thousand (21,000) shares of our common stock pursuant to the terms of our 2004 Equity Incentive Plan, at an exercise price per share of $2.265, which was the fair market value of our common stock on the date of grant.  The option vests fifty percent (50%) on October 7, 2014 with the remaining options vesting in equal monthly installments over the subsequent year thereafter, subject to Mr. Lyons’ continued service to the Company.  On October 7, 2013, Mr. Lyons was also granted 21,000 shares of restricted stock pursuant to the terms of our 2004 Equity Incentive Plan.  The restricted stock vests fifty percent (50%) on October 7, 2014 and fifty percent (50%) on October 7, 2015, subject to Mr. Lyons’ continued service to the Company.

Mr. Lyons, age 62, has served on the Board of Directors of Neurocrine Biosciences since 1993 and served as the President and Chief Executive Officer of Neurocrine from 1993 through January 2008. Prior to joining Neurocrine Biosciences, Mr. Lyons held a number of senior management positions at Genentech, Inc., including Vice President of Business Development and Vice President of Sales. Mr. Lyons currently serves on the Boards of Directors for Rigel Pharmaceuticals, Inc., Vical Incorporated, and KaloBios Pharmaceuticals, Inc. Mr. Lyons was previously a director of PDL BioPharma, Inc., Poniard Pharmaceuticals, Inc., Neurogesx and Facet Biotech Corporation. Mr. Lyons holds a B.S. in marine biology from the University of New Hampshire and an M.B.A. from Northwestern University’s J.L. Kellogg Graduate School of Management.

Mr. Lyons is expected to serve on one or more Committees of our Board, but has not yet been appointed to serve on a Committee.

A copy of the press release announcing Mr. Lyons’ appointment is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: October 9, 2013	By: /s/ Mark E. Saad
Mark E. Saad
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 9, 2013